EXHIBIT 10.5

STAKTEK HOLDINGS, INC.

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Amended and Restated Registration Rights Agreement (this “Agreement”) is entered into as of November 24, 2003 by and among Staktek Holdings, Inc., a Delaware corporation (the “Company”) and each of those holders of the Common Stock, par value $0.001 per share (the “Common Stock”), identified on the Schedule of Holders attached hereto (individually, a “Holder,” collectively, the “Holders”). This Agreement amends, supercedes and replaces that certain Registration Rights Agreement by and among the Company and each of the signatories thereto, dated as of August 19, 2003 (the “Prior Agreement”).

RECITALS

WHEREAS, certain of the Holders (the “First Investors”) are parties to the Prior Agreement and certain of the Holders (the “Subsequent Investors”) assumed all of the First Investors’ rights, title and interest as “Holders” under the Prior Agreement with respect to that number of shares transferred by the First Investors to the Subsequent Investors pursuant to that certain Securities Transfer Agreement dated as of November 13, 2003; and

WHEREAS, the Holders hold sufficient interests to amend the Prior Agreement in accordance with its terms, and the Holders desire to accept the rights and obligations created pursuant to this Agreement in lieu of the rights and obligations set forth in the Prior Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any successor agency.

“Holder” shall mean each Holder and any transferee of Registrable Securities from a Holder who, pursuant to Section 15 below, is entitled to registration rights hereunder.

“Registrable Securities” shall mean (i) shares of Common Stock held by the Holders, and (ii) shares of Common Stock or other securities issued or issuable in respect of the shares described in clause (i) upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that any shares described in clauses (i)-(ii) above which have been resold to the public following a registered public offering shall cease to be Registrable Securities upon such resale.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company or any Holder in complying with Sections 3, 4, and 6 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration; provided, however, that Registration Expenses shall not include the fees and expenses of counsel to any selling Holders.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

2. Requested Registration.

(a) Request for Registration. If at any time the Company shall receive from any Holder or group of Holders holding at least a majority in interest of the Registrable Securities (the “Initiating Holders”) a written request that the Company effect any registration with respect to the Registrable Securities, the Company will:

(i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(ii) as soon as practicable, use its reasonable best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within ten (10) days after receipt of such written notice from the Company, subject to the terms and conditions of this Section 3;

Provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 3:

(A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date one hundred and eighty (180) days immediately following the effective date of, any Company-initiated registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

(b) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in the written notice referred to in Section 3(a). The right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities to be registered in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Holders) and to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter. Notwithstanding any other provision of this Section 3, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 3(a), the Company shall so advise all Holders and the number of shares that may be included in the registration and underwriting shall be allocated among all persons or entities requesting inclusion in the registration as follows: (A) all securities proposed to be offered by the Company for its own account or for the account of holders of securities other than Registrable Securities shall be excluded before any Registrable Securities are excluded; and (B) if, after all non-Registrable Securities have been excluded, additional limitations are required, then the number of Registrable Securities included in the registration shall be allocated among all Holders requesting inclusion thereof in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities proposed to be registered by such Holders at the time of filing the registration statement.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 3(b).

3. Company Registration.

(a) Notice of Registration. If the Company in its discretion shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration pursuant to Section 3 or 6, (ii) a registration relating solely to employee benefit plans, (iii) a registration relating solely to a Rule 145 transaction, or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, mailed by any Holder(s) within twenty (20) days after receipt of such written notice from the Company, provided that the Company may limit, only to the extent so advised by the underwriters based on marketing limitations, the amount of Registrable Securities to be included in the registration by the Holder(s). The written request of a Holder may specify that all or a part of the Registrable Securities of such Holder shall be included in such registration.

(b) Subject to the provisos in subsection (ii) above, in all registered public offerings, whether underwritten or not, the amount of Registrable Securities of the Holders which are included in such registration, in accordance with the limitations set forth in Section 4(a)(ii) above, shall be allocated to the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities proposed to be registered by each of such Holders as of the date of the notice given pursuant to this Section 4.

(c) The Company may, in its sole discretion, abandon or delay any registration initiated by the Company pursuant to this Section 4.

4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 3, 4 and 6 shall be borne by the Company; provided, however, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 6 if the registration request is subsequently withdrawn at the request of a majority in interest of the Initiating Holders and such withdrawal is not at the request of the Company or the underwriter(s), if any. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

5. Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred twenty (120) days or until the distribution described in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of securities of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Holders or underwriters may reasonably request in order to facilitate the public offering of such securities;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement or to applicable anti-fraud provisions;

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other applicable securities or blue sky laws, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(g) Enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Registrable Securities; and

(h) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing.

6. Registration on Form S-3. In addition to the rights set forth above, if the Holder(s) holding at least twenty-five percent (25%) of the Registrable Securities request in writing that the Company file a registration statement on Form S-3, or any successors thereto (a “Follow-On Registration”) for a public offering of shares of Registrable Securities and the Company is entitled to use Form S-3 to register securities for such an offering, the Company shall use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act). The Company will promptly give written notice of the request for the proposed registration to all other Holders and include all Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within thirty (30) days after receipt of such written notice from the Company. The written request of a Holder may specify that all or part of such Holder’s Registrable Securities will be included in such registration. If the Follow-On Registration is for an underwritten offering, the provisions of Section 3(b) shall apply to such registration. Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 6:

(a) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to such service in such jurisdiction and except as may be required by the Securities Act; or

(b) during the period starting with the date thirty (30) days prior to the Company’s estimated date of filing, and ending on the date one hundred and eighty (180) days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 Transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

7. Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate, as to any Holder, at such time after the Company’s initial public offering that all Registrable Securities held by such Holder can be sold in a single 3-month period pursuant to Rule 144 promulgated under the Securities Act.

8. Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission, that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or underwriter and stated to be specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, legal counsel, accountants each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder and provided that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds after expenses and commissions to such Holder from Registrable Securities sold in such offering.

(c) Each party entitled to indemnification under this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

9. Information by Holder. The Holder(s) of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after ninety (90) days after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), at any time after it has become subject to such reporting requirements; and

(c) So long as any of the Holders owns Restricted Securities, furnish to Holders of Registrable Securities forthwith upon written request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Restricted Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

11. Transfer of Registration Rights. The right to cause the Company to register securities granted hereunder may be assigned (but only with all related obligations) by a Holder to a transferee or assignee who acquires the lesser of (i) all of such Holder’s Registrable Securities or (ii) one million (1,000,000) shares of Registrable Securities (as adjusted for stock splits, stock dividends and other like recapitalization events), provided that the Company is given written notice of such assignment at the time of or within a reasonable time after said transfer or assignment, and the transferee agrees in writing to be bound by the provisions of this Agreement regarding the right to register securities. Notwithstanding the foregoing, the rights to cause the Company to register securities may be freely assigned (a) to any partner, active or retired, of a Holder, where such Holder is a partnership, (b) to any affiliate (as that term is defined in Rule 405 promulgated by the Commission under the Securities Act) of a Holder, (c) to any officer, director, shareholder or member thereof, where such Holder is a corporation or limited liability company or (d) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons where the Holder is a natural person, provided that written notice thereof is promptly given to the Company and that the transferee agrees to be bound by the provisions of this Agreement.

12. Subsequent Grant of Registration Rights. The Company shall not grant rights to have securities other than the Registrable Securities registered under the Securities Act without the prior written consent of the Holders holding a majority of the Registrable Securities held by all Holders.

13. Basic Financial Information. The Company will furnish the following reports to each holder of at least twenty percent (20%) of the outstanding Common Stock (a “Significant Holder”), as adjusted for stock splits, stock dividends and other like recapitalization events:

(a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and audited by an independent public accountant of recognized national standing selected by the Company.

(b) As soon as practicable after the end of each month and in any event within forty-five (45) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each monthly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such period, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from year-end audit adjustments and the absence of notes, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(c) Not less than thirty (30) days before the end of each fiscal year, an annual financial plan of the Company, which financial plan shall have been approved by the Board of Directors and shall provide each Significant Holder with the Company’s projections of its monthly financial statements for the forthcoming fiscal year.

(d) As soon as practicable after the end of each month, an executive summary of the activities of the Company including, without limitation, marketing, financial, product development and support and other material activities.

(e) The rights to basic financial information set forth in this Section 13 may be transferred to any person acquiring from a Significant Holder of at one million (1,000,000) shares of of Common Stock (as adjusted for stock splits, stock dividends and other like recapitalization events) provided that the transferred Common Stock is not transferred to an unaffiliated third-party who, in the reasonable judgment of the Company, is a competitor of the Company or would use the information for competitive purposes or in a manner otherwise harmful to the Company.

(f) Each Significant Holder agrees that any information obtained by such Significant Holder pursuant to this Section 17 which the Company identifies in writing to be proprietary or otherwise confidential will not be disclosed without the prior written consent of the Company. Each Significant Holder further acknowledges and understands that any information so obtained which may be considered “inside” non-public information will not be utilized by such Significant Holder in connection with purchases and/or sales of the Company’s securities except in compliance with applicable state and federal anti-fraud statutes.

14. Visitation Rights. In addition to any rights of inspection afforded stockholders by statute or otherwise, the Company shall permit each Significant Holder, at such Significant Holder’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers.

15. Termination of Information and Visitation Rights. The covenants set forth in Sections 13 and 14 shall terminate as to Significant Holders and be of no further force or effect upon the first sale of Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

16. Governing Law. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware (without resort to the conflict of law principles thereof). The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of Texas located in Travis County with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

17. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the rights provided herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

18. Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or ten days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Holder: to such Holder’s address set forth on the Schedule of Holders attached hereto, or at such other address as shall have been furnished to the other parties hereto in writing, or (b) if to the Company, to its principal place of business, or such other address as the Company shall have furnished to the other parties hereto in writing.

19. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Signatures transmitted via facsimile shall be deemed originals for purposes of this Agreement.

20. Amendment. Any provision of this Agreement may be amended, waived or modified only upon the written consent of (i) the Company and (ii) the Holders of at least a majority in interest of the Registrable Securities. Any amendment or modification effected in accordance with this Section 20 shall be binding upon each Holder of Registrable Securities and the Company. Any amendment, waiver or modification not effected in accordance with this Section 20 shall be null and void.

Signature Page Follows.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

COMPANY: STAKTEK HOLDINGS, INC.

By:	/s/ James Cady

James Cady President and Chief Executive Officer

Counterpart Signature Page to Registration Rights Agreement

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first set forth above.

HOLDERS:

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, LP,
its general partner

By:	/s/ Joseph C. Aragona
Joseph C. Aragona General Partner

AUSTIN VENTURES VII, L.P.

By:	AV Partners VII, LP,
its general partner

By:	/s/ Joseph C. Aragona
Joseph C. Aragona General Partner

J. ROSS COCKRELL

/s/ J. Ross Cockrell
J. Ross Cockrell

CLARK JERNIGAN

/s/ Clark Jernigan
Clark Jernigan

Counterpart Signature Page to Amended and Restated Registration Rights Agreement

SCHEDULE OF HOLDERS

Holders	Shares of Common Stock Held

Austin Ventures VIII, L.P. 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Joseph C. Aragona	8,509,638

Austin Ventures VII, L.P. 300 West Sixth Street, Suite 2300 Austin, Texas 78701 Attention: Joseph C. Aragona	8,458,734

J. Ross Cockrell 300 West Sixth Street, Suite 2300 Austin, Texas 78701	15,814

Clark Jernigan 300 West Sixth Street, Suite 2300 Austin, Texas 78701	15,814

Schedule to Staktek Holdings Amended and Restated Registration Rights Agreement